PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT ("Agreement") is made and entered into as of the Effective Date (hereinafter defined) by and between GIPAL JV 15091 SW ALABAMA 20, LLC, a Delaware limited liability company (“Seller”), with an address of 401 East Jackson Street, Suite 3300, Tampa, Florida 33602, Attn: David Sobelman; Email: ds@gipreit.com, with a required copy to Trenam Law, 200 Central Avenue, Suite 1600, St. Petersburg, Florida 33702, Attn: Timothy M. Hughes, Esq., Email: thughes@trenam.com, and Titomic, Inc. , a Delaware corporation ("Purchaser"), with an address of 700 Pennsylvania Avenue SE, Suite 200, Washington D.C. 20003, Attn: Jim Simpson , Email: jim.simpson@titomic.com, with a required copy to Wolfe, Jones, Wolfe, Hancock, Daniel & South, LLC with an address of 905 Bob Wallace Avenue, Huntsville, Alabama 35801 Attn: Justin South, Email: jsouth@wolfejones.com.

RECITALS

A.
Seller is the owner in fee simple of certain real property situated in the City of Huntsville, County of Limestone, State of Alabama, said real property being identified as approximately 5.79 acres with an approximately 59,190sf office/warehouse building, being further identified as 15091 SW Alabama Highway 20, Huntsville, Alabama 35756; Parcel ID Number #18 02 04 0 000 001.033, and legally described as set forth on Exhibit “A” attached hereto, together with all buildings, fixtures and other improvements located thereon to the extent owned by Seller, if any, and together with all easements, tenements, hereditaments, and appurtenances belonging thereto, the foregoing being hereinafter referred to as the "Premises" or the "Property". Purchaser acknowledges and agrees that no portion of the Property shall constitute any personal property, fixtures, equipment or other improvements located on the Premises that are owned by the Tenant (defined below) pursuant to the Lease Agreement (defined below) and that such property is specifically excluded from the sale of the Property to Purchaser hereunder.
B.
Seller has agreed to convey the Premises to Purchaser and Purchaser is desirous of purchasing the same.

NOW, THEREFORE, in consideration of the sum of One ($1.00) Dollars and other covenants and agreements herein contained, the parties hereto agree as follows:

AGREEMENT

1.0
Premises To Be Purchased. Subject to compliance with the terms and conditions of this Agreement, the Seller shall sell to Purchaser and Purchaser shall purchase from Seller the Premises.
2.0
Purchase Price. The purchase price ("Purchase Price") shall be the sum of Seven Million Two Hundred Thousand and 00/100 Dollars ($7,200,000.00), payable as follows:
2.1
The sum of One Hundred Fifty Thousand Dollars ($150,000.00) ("Earnest Money") paid in cash within three (3) business days of the full execution of this Agreement, to be held (in a non-interest bearing account) and released in accordance with this Agreement by the law firm of Wolfe, Jones, Wolfe, Hancock, Daniel & South, LLC, as escrow agent ("Escrow Agent"), with an address of 905 Bob Wallace Avenue, Huntsville, AL 35801, and applied to the Purchase Price on the date of the Closing (as such term is defined in Section 10.0 below).
2.2
The balance of the Purchase Price shall be paid, either by cash or Federal Reserve wire transfer of immediately available funds to the account of the Title Company (defined below) on the date of the Closing.

2.3
Prior to the expiration of the Due Diligence Period (as such term is defined in Section 8.1 below), Purchaser shall deliver to Seller satisfactory evidence of Purchaser’s financing for purchasing the Property, as determined in Seller’s commercially reasonable discretion. In the event such evidence is not satisfactory to Seller, Seller shall have the right to either (i) terminate this Agreement by delivering written notice thereof to Purchaser, in which case the Earnest Money shall be refunded to Purchaser, or (ii) proceed to Closing. Notwithstanding anything in this Agreement to the contrary, Purchaser hereby acknowledges and agrees that obtaining satisfactory financing and/or evidence thereof for purchasing the Property shall not be deemed a condition precedent to Purchaser’s obligation hereunder to proceed to Closing.
3.0
Title to Be Delivered. Seller agrees to convey marketable and insurable fee simple title in the Premises to Purchaser through delivery of a Special Warranty Deed ("Deed") free and clear of all liens and encumbrances except for the Permitted Exceptions (as such term is defined in Section 4.1 below).
4.0
Title Objections.
4.1
Title Policy; Title Review. Buyer shall obtain, at standard rates, an owner’s policy of title insurance in an amount no less than the Purchase Price (the “Title Policy”). Within five (5) days of the Effective Date, Buyer shall, cause Wolfe, Jones, Wolfe, Hancock, Daniel & South, LLC, 905 Bob Wallace Avenue, Huntsville, AL 35801, as title agent (the “Title Agent”) for Fidelity National Title Insurance Company (the “Title Company”) of, to issue and deliver to Purchaser and Seller the most recent ALTA Form (Alabama) title insurance commitment (the “Title Commitment”) for the Title Policy, together with legible copies of all supporting and exception documents referenced therein. The Title Commitment shall evidence that upon the execution, delivery and recordation of the Deed (which shall be delivered by Seller at the Closing provided for hereunder) and the satisfaction of all requirements specified in Schedule B, Section 1 of the Title Commitment, Purchaser shall acquire fee simple title to the Property, subject only to the “Permitted Exceptions.” For purposes of this Agreement, the term “Permitted Exceptions” shall mean: (i) applicable zoning and building ordinances and land use regulations; (ii) the lien of any and all taxes and assessments not yet due and payable; (iii) easements, licenses, covenants, conditions, restrictions, leases, reservations, exceptions and other encumbrances referenced in the Title Commitment and not specifically objected to by Purchaser in the Notice of Title Objections (defined below); (iv) any matters that would be disclosed by an accurate survey of the Property; (v) any exceptions caused by Purchaser, his agents, representatives or employees; (vi) any matters accepted or deemed accepted by Purchaser pursuant to the terms and conditions of this Agreement, (vii) the Lease Agreement (defined below), and (viii) any matters agreed to by the parties in writing.

Within fifteen (15) days after Purchaser’s receipt of the Title Commitment, Purchaser shall give written notice to Seller of any matters that are objectionable to, or deemed a title defect, by Purchaser (“Notice of Title Objections”). Any title defect to which Purchaser does not timely object shall be deemed a Permitted Exception hereunder. Notwithstanding anything in this Agreement to the contrary, Seller shall be obligated to cure the following defects to the extent that and only to the extent that the same are specified in the Title Commitment and in Purchaser’s Notice of Title Objections (collectively, the “Mandatory Cure Defects”): (a) mortgages arising through Seller,

(b) construction liens arising through Seller, (c) back taxes on the Property that are due and payable,

(d) judgment liens arising through Seller, and (e) other liens or encumbrances arising through Seller and securing a specific dollar amount. As to any defects other than Mandatory Cure Defects, Seller shall have fifteen (15) days from receipt of the Notice of Title Objections in which to elect either to

(i) notify Purchaser that it intends to cure the identified objections and defects on or before the Closing Date (the “Title Cure Period”) and Seller shall use reasonable efforts to cure such objections and defects; or (ii) notify Purchaser that Seller elects not to cure the objections or alleged defects.

In the event Seller fails to deliver a response within fifteen (15) days after receipt from Purchaser of the Notice of Title Objections, Seller shall be deemed to have elected not to cure or eliminate said objections and alleged title defects. Purchaser shall have until the later of the expiration of the Due Diligence Period or ten (10) days from receipt of Seller’s notice, or Seller’s deemed notice, of its election not to cure Purchaser’s objections and alleged title defects (whichever is later), in which to elect either (x) to terminate the Agreement, or (y) to require Seller to deliver title in its then existing condition (with no reduction in the Purchase Price) and to proceed to Closing notwithstanding the objections to title raised by Purchaser, yet still subject to Seller’s obligation to cure the Mandatory Cure Defects. The foregoing remedies shall constitute the exclusive remedies of Purchaser for such failure to deliver title as herein specified.

4.2
Survey. Purchaser may, on or before the expiration of the Due Diligence Period, cause an ALTA/NSPS land title survey (the “Survey”) of the Property to be prepared by a professional surveyor registered and licensed in the State of Alabama (the “Surveyor”). Such Survey, if any, shall depict the Property by metes and bounds description. The Survey shall be certified by the Surveyor to Purchaser, Seller and the Title Company and shall otherwise be in a form satisfactory to the Title Company to eliminate the standard survey exceptions from the Title Policy to be issued at Closing. Upon completion of the Survey, Purchaser shall furnish Seller with two (2) signed and sealed original prints thereof. Purchaser shall notify Seller in writing within the Due Diligence Period of any matters shown on the Survey which adversely affect the title to the Property and the same shall be deemed to be title defects which shall be dealt with within the same time, manner, and subject to the limitations provided in Section 4.1 above. Any matters shown on the Survey which Purchaser does not timely object shall be deemed a Permitted Exception hereunder.
5.0
Control Of Premises. If, prior to the Closing, the Premises shall be the subject of (i) an action in eminent domain or a proposed taking by a governmental authority, whether temporary or permanent ("Taking"), or

(ii) a material casualty in which the cost of restoration exceeds five percent (5%) of the Purchase Price ("Casualty"), Purchaser, at its sole election, shall have the right to terminate this Agreement on written notice to Seller without liability on its part by so notifying Seller, and Earnest Money paid by Purchaser shall be refunded to Purchaser. If the Purchaser does not exercise its right of termination, any and all proceeds (including all insurance proceeds and any deductible under Seller’s policy) arising out of any such Taking or Casualty shall be held in trust by Seller for Purchaser's benefit and shall be credited against the Purchase Price. In no event shall the Purchase Price of the Premises be increased by the amount of any such proceeds.

6.0
Representations and Warranties of Seller. As an essential part of this Agreement, Seller hereby represents and warrants to Purchaser that, to Seller’s actual knowledge:
6.1
Seller has not received any written notices of or violations of law or municipal ordinances, orders from any governmental authority having jurisdiction over the Premises.
6.2
No actions, suits or proceedings at law or in equity, administratively or otherwise, have been instituted or threatened against or affect Seller or the Premises.
6.3
No condemnation or eminent domain proceedings are now pending nor is Seller aware of any such proceedings being contemplated against the Premises.
6.4
Seller is the sole owner of the Premises with full power and authority to sell same, and the person executing this contract on behalf of the Seller is authorized to do so and has the power to bind Seller.
6.5
Seller has good, insurable and marketable fee simple title interest to the Premises, subject to the Permitted Exceptions.

6.6
That on the date of Closing, the Premises will be free and clear of all liens, security interests and, encumbrances, except for the Permitted Exceptions.
6.7
Except as may be disclosed in the Due Diligence Materials (as such term is defined in Section 7.0 below), Seller has not received any written notice of any claim, demand, action or proceeding of any kind relating to any past or present Release of any Hazardous Substances in, on or under the Property.

As used in the Agreement, the following definitions shall apply: “Environmental Laws” shall mean all federal, state and local laws, ordinances, rules and regulations now or hereinafter in force, as amended from time to time, and all federal and state court decisions, consent decrees and orders interpreting or enforcing any of the foregoing, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater, and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42

U.S.C. §9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §6901, et seq., and the Clean Water Act, 33 U.S.C. §1251, et seq. For purposes of the Agreement, the term “Hazardous Substances” shall mean any substance or material that is described as a toxic or hazardous substance, waste or material or a pollutant or contaminant, or words of similar import, in any of the Environmental Laws, and includes asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity. “Release” shall mean any spilling, pumping, pouring, emitting, emptying, discharging, injecting, leaching, dumping or disposing into the environment of Hazardous Substances onto or through soil, surface water or groundwater.

6.8
Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

Any representation made to Seller’s “knowledge” will not be deemed to imply any duty of inquiry or investigation. For purposes of the Agreement, the term “Seller’s knowledge” means the current, actual knowledge of David Sobelman without any independent investigation or inquiry whatsoever and will not be construed to refer to the knowledge of any other officer, director, agent, employee or representative of Seller, or any affiliate of Seller, or to impose upon such party any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon such party any individual personal liability. David Sobelman shall not be deemed to be a party to the Agreement nor to have made any representations or warranties hereunder, and no recourse shall be had to such individual for any of Seller's representations and warranties hereunder (and Purchaser hereby waives any liability of or recourse against such individuals).

All of Seller’s representations and warranties shall be deemed remade as of the date of the Closing and shall survive the Closing for a period of one (1) year.

7.0
Representations and Warranties of Purchaser. As an essential part of this Agreement, Purchaser hereby represents and warrants to Seller that:
7.1
Purchaser has the right, power and authority to enter into the Agreement and to purchase the Property in accordance with the terms and conditions of the Agreement, to engage in the transactions contemplated in the Agreement and to perform and observe the terms and provisions hereof.

7.2
Purchaser has taken, or by the time of Closing will have taken, all necessary action to authorize the execution, delivery and performance of the Agreement, and upon the execution and delivery of any document to be delivered by Purchaser on or prior to the Closing, the Agreement and such document shall constitute the valid and binding obligation and agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.
7.3
Neither the execution, delivery or performance of the Agreement by Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Purchaser is bound.
7.4
No petition in bankruptcy (voluntary or, to the best of Purchaser’s knowledge, otherwise), assignment for the benefit of creditors or petition seeking reorganization or arrangement or other action under federal or state bankruptcy or insolvency laws is pending against or contemplated by Purchaser.
7.5
None of the funds to be used for payment by Purchaser of the Purchase Price will be subject to 18

U.S.C. §§ 1956-1957 (Laundering of Money Instruments), 18 U.S.C. §§ 981-986 (Federal Asset Forfeiture), 18 U.S.C. §§ 881 (Drug Property Seizure), Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001, or the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (the “USA Patriot Act”). In addition, Purchaser is not, and will not become, a person or entity with whom U.S. persons are restricted from doing business with under the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of Treasury (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), the USA Patriot Act, or other governmental action.

7.6
Purchaser has the financial resources to consummate the transaction contemplated by this Agreement and to pay the Purchase Price at the Closing.

All of Purchaser’s representations and warranties shall be deemed remade as of the date of the Closing and shall survive the Closing.

8.0
Purchaser Inspection Rights: Evidence of Title; Information in Seller's Possession.
8.1
Purchaser shall have the latter of sixty (60) days to inspect the Property (the "Due Diligence Period") from the Effective Date of the Agreement. Purchaser shall order all third-party diligence reports within five (5) business days of the Effective Date. Purchaser may undertake an inspection and examination of all aspects of the Property, including but not limited to: review of economic, legal, environmental, future development, zoning and physical matters relating to the Property as Purchaser may deem appropriate, including but not limited to curb cut, roadway improvement, and permitting matters. Purchaser or Purchaser's agents may enter upon the Property during normal business hours (or otherwise with a minimum of 24 hours’ advance written notice) for the purpose of conducting any tests and examinations as they may deem appropriate, both during the Due Diligence Period and subsequent thereto so long as this Agreement remains in full force and effect. All such inspections shall be performed in compliance with Seller’s rights and obligations as landlord under the Lease, if applicable. Further, Purchaser shall use commercially reasonable efforts to not affect, interrupt or interfere with Tenant’s use, business or operations on the Premises, if applicable. Seller or its representatives shall have the right to accompany Purchaser and Purchaser representatives in connection with any inspections and other activities on the Property. In the event the Property is disturbed or damaged in any manner by Purchaser or Purchaser's representatives, agents or contractors in the accomplishment of such tests, Purchaser agrees to immediately thereafter restore the Premises to its prior existing condition. Purchaser shall indemnify, defend and hold Seller harmless from and against any and all expense, loss or damage which Seller may incur (including, without limitation, reasonable attorneys’ fees actually incurred) as a result of any act or omission of Purchaser or its representatives, agents or contractors, including all claims for death of or injury to persons or damage of property arising out of or as a result of the activities of Purchaser or Purchaser’s representatives, agents or contractors. In no event shall Purchaser conduct any invasive testing on the Premises without the advance written consent of Seller, which consent shall not be unreasonably withheld, conditioned or denied.

8.2
Purchaser shall not permit any construction, mechanic’s, materialman’s or other lien to be filed against any of the Property as the result of any work, labor, service or materials performed or furnished, by, for or to Purchaser, its employees, agents and/or contractors. If any such lien shall at any time be filed against the Property, Purchaser shall, without expense to Seller, cause the same to be discharged of record by payment, bonds, order of a court of competent jurisdiction or otherwise, within thirty (30) days of the filing thereof. Purchaser shall indemnify, defend and hold harmless Seller against any and all claims, losses, damages, costs and expenses (including, but not limited to, attorneys’ fees and costs), arising out of the filing of any such liens and/or the failure of Purchaser to cause the discharge thereof as same is provided herein.
8.3
Purchaser shall procure (or shall cause its contractors, agents or representatives entering the Property to procure) and continue in force and effect from and after the date Purchaser first desires to enter the Property, and continuing throughout the term of this Agreement, the following insurance coverages placed with a responsible insurance company licensed to do business in the State of Alabama having an A.M. Best’s rating of “A-IX” or better: comprehensive general liability insurance with a combined single limit of not less than $1,000,000.00 per occurrence or commercial general liability insurance with limits of not less than $1,000,000.00 per occurrence and in the aggregate. To the extent such $1,000,000.00 limit of liability is shared with multiple properties, a per location aggregate shall be included. Seller and/or its designees shall be included as additional insureds under such comprehensive general liability or commercial general liability coverage. Purchaser shall deliver to Seller a certificate of such insurance evidencing such coverage prior to the date Purchaser is permitted to enter the Property. Such insurance may not be cancelled or amended except upon thirty (30) days’ prior written notice to Seller. The minimum levels of insurance coverage to be maintained by Purchaser hereunder shall not limit Purchaser’s liability under this Section 8.
8.4
Purchaser, at its option, shall have the right to terminate this Agreement for any reason whatsoever or for no reason during the Due Diligence Period, whereupon the Earnest Money will immediately be returned to Purchaser and neither party will have any further rights, remedies or obligations hereunder, except those that expressly survive termination of this Agreement.
8.5
Within five (5) business days of the Effective Date, Seller shall deliver to Purchaser, or make available to Purchaser through the use of an electronic data room, copies of the documents and materials described on Exhibit “B” attached hereto (collectively, the “Due Diligence Materials”), each to the extent they exist and are in Seller’s possession or reasonable control. Purchaser hereby acknowledges, covenants, and agrees that any information provided by Seller to Purchaser based upon any reports, surveys, permits, plans, approvals, and all other information and documentation obtained by or for Seller and delivered to Purchaser either before the Effective Date or pursuant to this Section 8.5 are provided to Purchaser for informational purposes only and are without representation or warranty of any kind whatsoever, either express or implied, and is without recourse to Seller with respect to the accuracy of any information or statements contained therein. Purchaser further acknowledges that Purchaser has been advised not to rely upon such documents without making an independent investigation or inquiry as to the accuracy of the information or statements contained in the information provided by Seller. Purchaser hereby releases Seller from any and all claims Purchaser might otherwise have based upon any reports, surveys, permits, plans, approvals, and all other information and documentation obtained by or for Seller and delivered to Purchaser, except for claims arising from or related to fraud committed by Seller or a willful and intentional misrepresentation made by Seller.

The foregoing provisions of Section 8 shall survive the termination of this Agreement.

9.0
Seller’s Covenants. Seller covenants that between the Effective Date and the date of the Closing:
9.1
Seller shall not permit the occupancy of the Premises, or any part thereof, by anyone other than Tenant (defined below).
9.2
Seller shall not enter into, modify or amend any service contract affecting the Premises that will be an obligation on or otherwise affect the Property or any part thereof subsequent to the Closing without Purchaser’s prior written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed, except contracts entered into in the ordinary course of business that shall be terminated at Closing without penalty or premium to Purchaser.
9.3
Seller shall maintain in full force and effect until the Closing all insurance policies that Seller presently has in effect, if any.
9.4
No fixtures, equipment or personal property owned by Seller, if any, and included in this saleshall be removed from the Premises unless the same are replaced with items of at least equal quality prior to the Closing.
9.5
Seller shall not withdraw, settle or otherwise compromise any protest or reduction proceeding being pursued by Seller, if any, affecting real estate taxes assessed against the Premises for any fiscal period in which the Closing is to occur or any subsequent fiscal period without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed.
10.0
Closing. The consummation of the transaction contemplated by this Agreement ("Closing") shall take place on or before the thirtieth (30th) business day after the expiration of the Due Diligence Period (the “Closing Date”). The Closing shall take place at, by and through the offices of the Escrow Agent/Title Agent and may be conducted as a “mail-away” closing through the use of escrow instruction letters.
11.0
Seller’s Closing Obligations and Closing Costs. Seller and Purchaser shall deliver the following to the Title Company or Purchaser, as applicable, at the Closing and the following closing costs and expenses shall be paid as follows in connection with the Closing:
11.1
Seller shall deliver the following to the Title Company at the Closing:
A.
Deed.
B.
A settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement.

C.
An assignment of all intangible property to the extent assignable and owned by Seller, in the form attached hereto as SCHEDULE 1 (the “General Assignment”).
D.
An assignment of the Lease Agreement in the form attached hereto as SCHEDULE 2 (the “Assignment of Lease”).
E.
Such affidavits as the Title Company shall reasonably require in order to omit from the Title Policy all exceptions for judgments, bankruptcies or other returns against persons or entities whose names are the same as or similar to Seller's name.
F.
Possession of the Premises in the condition required by this Agreement.
G.
A Certification of Non-Foreign status of Transferor to comply with the provisions of Section 1445 of the Internal Revenue Code.
H.
Such other documents as shall be reasonably requested by the Title Company to effectuate the purposes and intent of this Agreement.
11.2
Seller shall pay:
A.
Transfer or conveyance taxes and documentary stamp taxes, if any.
B.
Deed preparation.
C.
Seller's attorneys' fees, half of the cost for title search and any and all applicable title insurance premiums (less any endorsements to the Title Policy requested by Purchaser) and any other costs and expenses actually incurred by Seller in connection with selling the Premises.
D.
A commission paid to Seller’s broker, Chase Commercial Realty, Inc., DBA NAI Chase Commercial, an Alabama Corporation (“Seller’s Broker”), in accordance with Section 17.0 below.
11.3
Purchaser shall pay the following costs in connection with the Closing:
A.
Any mortgage recording or registry tax necessary to record any mortgages of the Purchaser, if any.
B.
Deed recording costs.
C.
Half of the cost for title search and any and all applicable title insurance premiums, and the full costs of any endorsements to the Title Policy requested by Purchaser.
D.
Due diligence expenses.
E.
Purchaser’s attorneys' fees, and any other costs and expenses actually incurred by Purchaser in connection with buying the Premises.
11.4
Purchaser shall deliver the following to the Title Company at the Closing:
A.
The General Assignment

B.
The Assignment of Lease
C.
A settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement.
D.
Such other documents as shall be reasonably requested by the Title Company to effectuate the purposes and intent of this Agreement.
12.0
Prorations. Any real estate taxes, special assessments, and other expenses shall be prorated as of the Closing Date, unless any of the same are required to be paid by the Tenant pursuant to the Lease Agreement, in which case there shall be no proration of real estate taxes, special assessments and other expenses. All rental payments and other expenses due and owing under the Lease Agreement shall be prorated as of the Closing Date. The provisions of this Section shall survive the Closing.
13.0
Seller's Default. If Seller fails to perform any of its obligations under this Agreement for any reason other than Purchaser’s default or the permitted termination of this Agreement by Purchaser as expressly provided herein, Purchaser shall be entitled, as its remedy, either (a) to terminate this Agreement and receive the return of the Earnest Money from Escrow Agent, together with Purchaser’s actual out-of-pocket costs and expenses incurred with respect to this transaction (not to exceed $35,000) which shall be reimbursed by Seller to Purchaser within ten (10) business days after Purchaser’s delivery of commercially reasonable documentation supporting such costs and expenses (in such event, the right to retain the Earnest Money plus costs shall be full liquidated damages and, except as set forth herein, shall be Purchaser's sole and exclusive remedy in the event of a default hereunder by Seller, and Purchaser hereby waives and releases any right to sue Seller for damages), or (b) to enforce specific performance of Seller’s obligation to execute and deliver the documents required to convey the Property to Purchaser in accordance with this Agreement.
14.0
Purchaser's Default. Should Purchaser default, Seller shall be entitled to terminate this Agreement by giving Purchaser written notice thereof, and Seller shall retain, as liquidated damages, the Earnest Money; the parties hereto acknowledging that it is impossible to estimate more precisely the damages which might be suffered by Seller upon Purchaser’s default, and that said Earnest Money is a reasonable estimate of Seller’s probable loss in the event of default by Purchaser. Seller’s retention of said Earnest Money is intended not as a penalty, but as full liquidated damages. In addition, notwithstanding anything to the contrary stated herein, nothing in this Section 14 is intended to nor shall limit the remedies available to Seller at law or in equity relating to a default of any repair, indemnification, hold harmless and/or defend obligations of Purchaser set forth in Section 8 of this Agreement or any other provisions which are intended to survive termination or Closing of this Agreement. The provisions of this Section 14 shall survive the Closing or the earlier termination of this Agreement.
15.0
Attorney's Fees; Costs. Should either party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement or to establish breach of this Agreement, the non-prevailing party shall pay to the other party all reasonable costs, charges, expenses, including attorney's fees, expended or incurred in connection therewith. This provision is separate and several and shall survive the termination of this Agreement.
16.0
Tax-Free Exchange. Purchaser acknowledges having been advised that Seller may elect to treat the within transaction as part of a tax-free exchange transaction under Internal Revenue Code Section 1031. Purchaser agrees that it will make and execute any and all additional documents that may be required in connection with Seller’s tax-free exchange transaction provided that the Purchaser does not assume any additional burdens or obligations and further provided that Purchaser does not incur any additional cost or expense.

17.0
Brokers. Seller and Purchaser mutually represent and warrant that Seller’s Broker and Purchaser’s broker, New South Realtors ("Purchaser’s Broker"and, together with Seller’s Broker, the “Brokers”), are the only brokers with whom they have dealt with in connection with this Agreement and that neither Seller nor Purchaser knows of any other broker who has claimed or may have the right to claim a commission in connection with this transaction. The commission of Seller’s Broker shall be paid pursuant to separate agreement by Seller. The commission of Purchaser’s Broker shall be paid by Seller’s Broker pursuant to a separate agreement between Seller’s Broker and Purchaser’s Broker. Seller and Purchaser shall indemnify and defend each other against any costs, claims or expenses, including attorneys' fees, arising out of the breach on their respective parts of any representations, warranties or agreements contained in this Section. The representations and obligations under this Section shall survive the Closing or, if the Closing does not occur, the termination of this Agreement.
18.0
Escrow Agent.
18.1
The tax identification numbers of the parties shall be furnished to Escrow Agent upon request of Escrow Agent. At the Closing, proceeds of the Earnest Money shall be paid by Escrow Agent to Seller. If for any reason the Closing does not occur and either party makes a written demand upon Escrow Agent for payment of such amount, Escrow Agent shall give written notice to the other party of such demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within ten (10) days after the giving of such notice, Escrow Agent is hereby authorized to make such payment. If Escrow Agent does receive such written objection within such ten (10) day period or if for any other reason Escrow Agent in good faith shall elect not to make such payment, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions from the parties to this contract or a final judgment of a court. However, Escrow Agent shall have the right, only after dispute of the parties or this contract fails due to its terms, to deposit the escrowed proceeds with the clerk of any applicable court of the county in which the Premises is located. Escrow Agent shall give written notice of such deposit to Seller and Purchaser. Upon such deposit Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.
18.2
The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this contract or involving gross negligence. Seller and Purchaser shall jointly and severally indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Escrow Agent's duties hereunder, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith, in willful disregard of this contract or involving negligence on the part of Escrow Agent.
19.0
Miscellaneous. The following general provisions govern this Agreement.
19.1
Governing Law. This Agreement is made and executed under and in all respects to be governed and construed by the laws of the State of Alabama.

19.2
Notices. Whenever any notice, demand or request is required or permitted under this Agreement, such notice, demand or request shall be in writing and shall be (i) delivered by hand, (ii) sent by registered or certified mail, postage prepaid, return receipt requested, (iii) sent by nationally recognized commercial courier for next business day delivery, in each such case described in (i), (ii) and (iii) to the addresses set forth in the preamble of this Agreement or to such other addresses as are specified by written notice given in accordance herewith, (iv) transmitted by facsimile to the number for each party set forth below or to such other facsimile number as is specified by written notice given in accordance herewith or (v) sent by electronic mail (email) to the electronic mail (email) address for each party set forth below or to such other electronic mail (email) address as is specified by written notice given in accordance herewith. Any notice or other communication (i) mailed as hereinabove provided shall be deemed effectively given or received on the third (3rd) business day following the postmark date of such notice or other communication, (ii) sent by overnight courier or by hand shall be deemed effectively given or received upon receipt, and (iii) sent by facsimile or email transmission shall be deemed effectively given or received on the day of transmission of such notice and electronic confirmation of such transmission is received by the transmitting party (such as “Delivery Receipt” generated by Microsoft Outlook). Any notice or other communication given in the manner provided above by counsel for either party shall be deemed to be notice or such other communication from the party represented by such counsel. Any notice sent as required hereby and refused by recipient shall be deemed delivered as of the date of such refusal.
19.3
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of each of the parties hereto.
19.4
Assignment. Purchaser may not assign this Agreement without Seller’s prior written consent, which consent may be withheld or granted in Seller’s reasonable discretion, provided, however, that Purchaser may assign this Agreement to an entity owned (in whole or in part), controlled, or under common control with Purchaser and formed by Purchaser for the purpose of taking title to the Property (“Permitted Assignee”) without Seller’s prior written consent, provided that (a) written notice of such assignment shall be given by Purchaser to Seller prior to the expiration of the Due Diligence Period, (b) no such assignment shall relieve Purchaser of any obligations, covenants, duties, representations, warranties or liabilities hereunder, and (c) Purchaser provides Seller, simultaneous with its written notice of such assignment, a copy of a written assignment agreement signed by Purchaser and the Permitted Assignee pursuant to which the Permitted Assignee agrees to accept all the burdens and benefits of this Agreement and agrees to be deemed to have made any and all representations and warranties made by Purchaser hereunder, as if the Permitted Assignee were the original signatory hereof. Any attempt by Purchaser to assign this Agreement to a Permitted Assignee after the expiration of the Due Diligence Period or not otherwise in compliance with the foregoing provisions of this Section 19.4 shall be deemed invalid, null and void and Seller shall have no legal obligation to recognize same. If Purchaser consists of more than one person or entity, then: (1) each reference to Purchaser herein shall be deemed to refer to each person or entity constituting Purchaser, both individually and in the aggregate, and (2) each person or entity constituting Purchaser shall be jointly and severally liable for all liabilities and obligations of Purchaser hereunder.
19.5
Lender Consents and Approvals. Purchaser understands that Seller’s transfer of the Property to Purchaser as contemplated herein may be subject to or require the prior approval of Seller’s lender(s). As such, and notwithstanding anything to the contrary contained within this Agreement, the obligation of Seller to close on the sale and purchase of the Property pursuant to this Agreement shall be and hereby is expressly conditioned upon Seller obtaining the prior written consent, approval and/or partial release from Seller’s lender(s) on or before the Closing Date (collectively, “Lender Consents and Approvals”). Seller shall use commercially reasonable efforts to seek to obtain the

Lender Consents and Approvals on or before the Closing Date. If the foregoing condition precedent shall not have occurred or been satisfied on or before the Closing Date due to any contractual rights or discretion granted to Seller’s lender(s), then Seller shall be entitled to terminate this Agreement by delivering written notice to Purchaser and in such event the Earnest Money will immediately be returned to Purchaser and neither party will have any further rights, remedies or obligations hereunder, except those that expressly survive termination of this Agreement. Notwithstanding anything in this Agreement to the contrary, in the event Seller is unable to obtain the Lender Consents and Approvals on or before the Closing Date, Seller shall have the right to extend the Closing Date for a period of up to thirty (30) days by delivering written notice to Purchaser on or before the expiration of such date.

19.6
Counterparts. This Agreement and any agreement or document described herein may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument. Handwritten signatures to this Agreement or any agreement or document described herein transmitted by facsimile, email or other similar electronic transmission (for example, through the use of a Portable Document Format or “PDF” file), shall be valid and effective to bind the party so signing.
19.7
Severability. The provisions of this Agreement are severable, and the enforceability or invalidity of any term or provision of this Agreement shall not affect the enforceability and validity of the remaining terms and provisions of this Agreement. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined by any Court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstance, other than those as to which it is so determined to be invalid or unenforceable, shall not be affected thereby.
19.8
Further Assurances. In addition to the foregoing, the parties hereto, at the time and from time to time at or after Closing, upon the reasonable request of Purchaser or of Seller, as the case may be, agree to do, execute, acknowledge and deliver all such further reasonable deeds, assignments, transfers, conveyances, authorizations, filings, consents, and assurances, as may be reasonably required for the better assigning, transferring, granting, conveying, assuring and confirming unto Purchaser all of the applicable Seller’s right, title and interest in and to the Property, to be conveyed hereunder; and to the more effective consummation of the other transactions referred to in this Agreement.
19.9
Headings. The use of headings, captions and numbers in this Agreement is solely for the convenience of identifying and indexing the various provisions in this Agreement and shall in no event be considered otherwise in construing or interpreting any provision in this Agreement.
19.10
Exhibits. Each and every exhibit referred to or otherwise mentioned in this Agreement is attached to this Agreement and is and shall be construed to be made a part of this Agreement by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.
19.11
Defined Terms. Capitalized terms used in this Agreement shall have the meanings ascribed to them at the point where first defined, irrespective of where their use occurs, with the same effect as if the definitions of such terms were set forth in full and at length every time such terms are used.
19.12
Pronouns. Wherever appropriate in this Agreement, personal pronouns shall be deemed to include the other genders and the singular to include the plural.

19.13
Non-Waiver. Failure by any party to complain of any action, non-action or breach of any other party shall not constitute a waiver of any aggrieved party’s rights hereunder. Waiver by any party of any right arising from any breach by any other party shall not constitute a waiver of any other right arising from a subsequent breach of the same obligation or for any other default, past, present or future.
19.14
Dates and Times. If any date set forth in this Agreement shall fall on, or any time period set forth in this Agreement shall expire on, a day which is a Saturday, Sunday, federal or state holiday, or other non-business day, such date shall automatically be extended to, and the expiration of such time period shall automatically to be extended to, the next day which is not a Saturday, Sunday, federal or state holiday or other non-business day. The final day of any time period under this Agreement or any deadline under this Agreement shall be the specified day or date, and shall include the period of time through and including such specified day or date. All references to the “Effective Date” shall be deemed to refer to the later of the date of Purchaser’s or Seller’s execution of this Agreement, as indicated below their executions hereon. Any action required to be taken by a specified date may be taken at or before 11:59 p.m., daylight or standard time (as applicable) in the time zone where the Property is located.
19.15
Exculpation. Purchaser agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, member, manager, partner, principal, parent, subsidiary or other affiliate of Seller, or any officer, director, employee, trustee, shareholder, partner or principal of any such parent, subsidiary or other affiliate (collectively, “Seller's Affiliates”), arising out of or in connection with this Agreement or the transactions contemplated hereby. Purchaser agrees to look solely to Seller and its assets for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Seller’s Affiliates with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby. The provisions of this paragraph shall survive the termination of this Agreement and the Closing.
19.16
No Recording. Neither this Agreement nor any memorandum thereof may be recorded by Purchaser in the Public Records of any County of any State.
19.17
WAIVER OF JURY TRIAL. PURCHASER AND SELLER WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY EACH PARTY AND EACH PARTY EXPRESSLY ACKNOWLEDGES THAT NEITHER THE OTHER PARTY NOR ANY PERSON ACTING ON BEHALF OF THE OTHER PARTY HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. EACH PARTY ACKNOWLEDGES TO THE OTHER THAT IT HAS READ AND UNDERSTANDS THE MEANING AND EFFECT OF THIS WAIVER PROVISION.
20.0
Lease Agreement. Purchaser hereby acknowledges that Seller, as landlord, and Auburn University, a Corporation and Public Education Institution under the Laws of the State of Alabama, as tenant ("Tenant"), are parties to that certain Lease Agreement, dated July 29, 2024 with respect to the Premises (the "Lease Agreement"). At Closing, Seller shall assign to Purchaser, and Purchaser shall accept, all of Seller’s rights, title, interests and obligations in and to the Lease Agreement pursuant to the Assignment of Lease.
21.0
AS-IS Condition. PURCHASER ACKNOWLEDGES AND AGREES THAT EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND

DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING, SELLER IS TRANSFERRING THE PROPERTY IN “AS IS, WHERE IS CONDITION AND WITH ALL FAULTS” AS OF THE CLOSING DATE AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESS OR IMPLIED, AS TO ITS CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, OR ANY OTHER WARRANTY OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM OR ON BEHALF OF SELLER. PURCHASER AGREES THAT IT WILL PERFORM SUCH EXAMINATIONS AND INVESTIGATIONS OF THE PROPERTY AND THE FINANCIAL AND PHYSICAL CONDITION THEREOF AS NEEDED AND NECESSARY. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING, SELLER SPECIFICALLY DISCLAIMS, AND PURCHASER IS NOT RELYING ON ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST OR PRESENT, OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, MADE BY SELLER, OR ANY AGENT, AFFILIATE, REPRESENTATIVE, EMPLOYEE OR PRINCIPAL OF SELLER WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE PRESENCE OF ANY HAZARDOUS SUBSTANCES (AS SUCH TERM IS DEFINED BY APPLICABLE LAW) AT, ON, UPON OR UNDER THE PROPERTY. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING, SELLER SHALL HAVE NO LIABILITY TO PURCHASER WITH RESPECT TO THE CONDITION OF THE PROPERTY UNDER COMMON LAW, OR ANY FEDERAL, STATE, OR LOCAL LAW OR REGULATION.

PURCHASER REPRESENTS TO SELLER THAT PURCHASER WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY HIMSELF/ITSELF AS TO ANY MATTER RELATING TO THE PROPERTY AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER, SELLER'S AGENTS, EMPLOYEES OR THIRD PARTIES REPRESENTING, OR PURPORTING TO REPRESENT SELLER, WITH RESPECT THERETO OTHER THAN THE REPRESENTATIONS OR WARRANTIES OF SELLER SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING, UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS REGARDING THE PROPERTY MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED, ON BEHALF OF ITSELF AND ON BEHALF OF ITS TRANSFEREES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, TO WAIVE, RELINQUISH, RELEASE AND FOREVER DISCHARGE SELLER AND SELLER'S AFFILIATES FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, BY REASON OF OR ARISING OUT OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT DEFECT OR OTHER PHYSICAL CONDITION WHETHER PURSUANT TO STATUTES IN EFFECT IN THE STATE OF ALABAMA OR ANY FEDERAL OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, THE EXISTENCE OF ANY HAZARDOUS SUBSTANCES WHATSOEVER, ON, AT, TO, IN, ABOVE, ABOUT, UNDER, FROM OR IN THE VICINITY OF THE PROPERTY, OR BY REASON OF ANY VIOLATION OF ANY SUBDIVISION LAW, RULE OR REGULATION APPLICABLE TO THE PROPERTY WHETHER ARISING PURSUANT TO STATUTES IN EFFECT IN THE STATE OF ALABAMA OR ANY LOCAL ORDINANCE, LAW, RULE OR REGULATION. PURCHASER’S RELEASE OF SELLER AS SET FORTH IN THIS SECTION 21 SHALL NOT PERTAIN TO ANY CLAIM OR CAUSE OF ACTION BY PURCHASER AGAINST SELLER FOR A BREACH BY SELLER OF THE WARRANTY OF TITLE INCLUDED IN THE DEED OR THE BREACH BY SELLER OF ANY REPRESENTATION OR WARRANTY EXPRESSLY SET FORTH IN THE AGREEMENT

OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING.

The provisions of this Section 21 shall survive the Closing. Purchaser and Seller acknowledge and agree that the disclaimers and other agreements set forth herein are an integral part of the Agreement and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price and Purchaser would not have agreed to enter into the transaction contemplated by the Agreement without such disclaimers and other agreements set forth above.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

Purchaser:

TITOMIC, INC.,

a Delaware corporation

By: /s/ James Simpson

Name: James Simpson Title: CEO

Execution Date:1/24/2025

Seller:

GIPAL JV 15091 SW ALABAMA 20, LLC,

a Delaware limited liability company

By: Generation Income Properties, L.P., a Delaware limited partnership its Manager

By: Generation Income Properties, Inc., a Maryland corporation,

its General Partner

By: /s/ David Sobelman David Sobelman

its President

Execution Date:1.24.25

Exhibit “A”

Legal Description of the Property

The Land referred to herein below is situated in the County of Limestone, State of Alabama, and is described as follows:

ALL THAT PART OF THE NORTHEAST QUARTER OF SECTION 4, TOWNSHIP 5 SOUTH, RANGE 3 WEST, LIMESTONE COUNTY, ALABAMA AND BEING A PART OF LOT 3 OF GREE BRCER PATCH SUBDIVISION A RESUBDIVISJON OF LOT 3 AND LOT 8 OF A RESUBDIVISIO OF LOT 3 AND LOT 8 OF A RESUBDIVISION OF LOT 1 A D LOT 8 OF A RESUBDIVISIO OF LOT I OF A RESUBDIVISIO OF LOT I OF A RESUBDIVISION OF LOT I OF GREENBRIER PATCH AS RECORDED IN PLAT BOOK G, PAGE 192 I THE O FICE OF THE JUDGE OF THE PROBATE COURT OF UMESTO E COU TY, ALABAMA AND PARTICULARLY DESCRIBED AS:

BEGINNI G AT A CONCRETE MONUMENT FOUND AT THE NORTHWESTMOST CORNER OF THE ABOVE SAID LOT 3, A D ON THE SOUTHERLY RIGH -OF-WAY LINE OF I-565; THENCE N 65°54'55" E ALONG THE SOUTHERLY RIGHT-OF-WAY OF 1-565 A DISTANCE OF 325.00 FEET TO A 5/8 INCH CAPPED REBAR SET AND STAMPED ''G.W. JONES & SONS C.E. INC. CA-00020E" AT THE NORTHEAST MOST CORNER OF SAID LOT 3; THENCE S 24°05'05" E ALONG THE EASTERLY BOUNDARY SAID LOT 3 A DISTANCE OF

325.00 FEET TO A 5/8 I CH CAPPED REBAR SET AND STAMPED "G.W. JONES & SONS C.E. INC. CA-00020E"; THENCE CONTI UE S 24Q05'05" E ALONG THE EXTENSION OF THE EASTERLY BOUNDARY SAID LOT 3 A DISTANCE OF

298.02 FEET TO A 5/8 [NCH CAPPED REBAR SET AND STAMPED "G.W. JONES & SONS C.E. INC. CA-00020E" AT THE TOE OF A DETENTION POND; THENCE SOUTHEASTERLY ALONG THE TOE OF THAT SAID DETENTION POND A DISTANCE OF ]65.33 ALONG A ON-RADIAL CURVE TO THE RIGHT THAT HAS A RADIUS OF 115.03 FEET AND A CHORD BEARING S 85°31'40"' E A rnsTANCE OF 151.46 FE T TO A 5/8 INCH CAPPED REBAR SET A D STAMPED ''G.W. JONES & SONS C.E. INC. CA-00020E"; THENCE SOUTHEASTERLY ALONG THE TOE OF THAT SAID DETENTION PO DA DISTANCE OF 153.15 ALONG ANOTHER NO -RADJAL CURVE TO THE RIGHT THAT HAS A RADIUS OF 208.88 FEET AND A CHORD BEARINGS 00°31'40" EA DISTANCE OF 149.74 FEET TO A 5/8 INCH CAPPED REBAR SET AND STAMPED "G.W. JONES & SONS C.E. fNC. CA-00020E" ON THE SOUTH BOUNDARY OF SAID LOT 3; THENCE N 89°00'19" W ALONG THE SOUTH BOUNDARY OF SAID LOT 3 A

DlSTANCE OF 144.09 FEET TO A CAPPED REBAR FOUND AND STAMPED "CIVIL SOLUTIONS CA-0564 LS"; THE CE N 01°09'13" E ALONG THE SOUTHERLY BOUNDARY OF SAID LOT 3 A DISTANCE OF 134.44 FEET TO A CAPPED REBAR FOUND AND STAMPED ''CIVIL SOLUTIONS CA-0564 LS"; THE CE S 72°56'34" W ALONG THE SOUTHERLY BOUNDARY OF SAID LOT 3 A DISTANCE OF 466.65 FEET TO A CONCRETE MONUMENT FOUND AT THE SOUTHWEST CORNER OF SAID LOT 3; THENCE N 01°09"08" E ALONG THE WEST BOUNDARY OF SAID LOT 3 A DISTANCE OF 323.90 FEET TO A CONCRETE MONUMENT FO D; THE CE N 24°04'34" W ALONG THE WEST BO DARY OF SAID LOT 3 A DISTA CE OF 299.92 FEET TO THE POINT OF BEGIN ING.

Exhibit “A”

Exhibit "B"

Due Diligence Materials

•
Any transferrable construction warranties
•
Any environmental reports
•
Existing title insurance policies
•
Existing survey
•
Existing insurance policy(s)
•
Property Tax Bills from 2021 – 2023
•
Lease Agreement

Exhibit “B”

Schedule 1

Form of General Assignment GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT (this “Assignment”) is made as of the day of 20 , by (“Seller”) to (“Buyer”).

WHEREAS, of even date herewith, Seller has conveyed to Buyer the real property described in Exhibit A attached hereto (the “Property”); and

WHEREAS, Seller and Buyer intend that Seller also convey to Buyer, without warranty or representation of any kind, including without limitation, any warranty, representation and/or covenant with respect to Seller’s ownership or right to assign, all of the additional rights and interests described below (collectively, the “Additional Rights”).

NOW, THEREFORE, Seller, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, hereby agrees as follows:

All capitalized terms not otherwise defined in this Assignment shall have the same meanings as set forth in the Purchase and Sale Agreement by and between Seller and Buyer effective as of .

Seller hereby transfers, conveys, assigns, quitclaims, and releases to Buyer, at no cost to Seller, all of Seller’s right, title, and interest, if any, in and to the following, only to the extent they are assignable and only as they relate to the Land, without warranty or representation as to the ownership, effectiveness, validity or enforceability thereof:

all warranties and agreements from all contractors, subcontractors, vendors, or suppliers regarding the performance, quality of workmanship or quality of materials supplied in connection with the construction, manufacture, development, installation, repair or maintenance of the Improvements, the Personalty or any component thereof;

all certificates, licenses, permits, authorizations, consents and approvals from governmental authorities with respect to (1) the design development, construction and installation of any improvements on the Property, (2) any water usage permits applicable to the Property, and (3) the use, operation and occupancy of the Property, including, without limitation, certificates of occupancy for the commercial building located on the Property. If applicable, Buyer shall be responsible for notifying the applicable water management district (“WMD”) of the conveyance of the Property to Buyer as required by applicable laws after Closing and for filing and processing with the WMD any and all applications required by the WMD in order to effectuate the transfer of any water use permit(s) to Buyer, and that Buyer will indemnify and hold harmless Seller from and against any and all loss, damage, fines, liability, costs and expenses (including, but not limited to, attorneys’ fees) and other sums that Seller may pay or may become obligated to pay on account of any demand, claim, liability or action in law or equity, relating to, arising from any actions or omissions of Buyer, its agents or employees, resulting from Buyer’s failure to timely process any water use permit transfer and the use of such permit by Buyer after the Closing Date; and

all development rights, allocations of development density or other similar rights allocated to or attributable to the land or the Improvements whether arising under or pursuant to governmental requirements, administrative or formal action by governmental authorities, or agreement with governmental authorities or third parties.

To have and to hold the Additional Rights unto Buyer, its successors and assigns forever.

Schedule 1 Page 1 of 4

THE ADDITIONAL RIGHTS ARE HEREBY CONVEYED TO BUYER IN AN “AS IS,” “WHERE IS,” “WITH ALL FAULTS” CONDITION AND SELLER DOES NOT WARRANT, AND HEREBY EXPRESSLY DISCLAIMS, ANY AND ALL WARRANTIES OF TRANSFER, QUALITY, FITNESS AND MERCHANTABILITY RELATING TO ANY OF THE ADDITIONAL RIGHTS, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE ADDITIONAL RIGHTS OR THE FITNESS OF ANY OF THE ADDITIONAL RIGHTS CONVEYED HEREBY FOR A PARTICULAR USE OR PURPOSE OR FOR BUYER’S INTENDED USE OR PURPOSE.

Further, Seller makes no representation or warranty with respect to the conveyance of any of the items assigned hereby, nor shall Seller be deemed in any event to be a warrantor, guarantor, or surety for the obligations of any maker of any warranties or guaranties assigned or conveyed hereunder. The Additional Rights conveyed hereby from Seller to Buyer shall be without recourse to Seller.

(Signatures on Following Page)

Schedule 1 Page 2 of 4

SELLER:

By:

BUYER:

By:

Schedule 1 Page 3 of 4

Signature Page to Form of General Assignment

EXHIBIT A LEGAL DESCRIPTION

Schedule 1 Page 4 of 4

Exhibit “A” to Form of General Assignment

Schedule 2

Form of Assignment and Assumption Of Lease ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (the “Assignment”) is dated as of the day of [ ], 202[ ], between [SELLER], a [State] [Entity Type] (“Assignor”), and [BUYER] a [State] [Entity Type] (“Assignee”).

A.
Assignor is the lessor under that certain lease executed with respect to that certain real property and improvements thereon more particularly described in Exhibit “A” attached hereto (the “Property”), which lease is described in Schedule 1 attached hereto (the “Lease”).
B.
Assignor and Assignee entered into that certain Purchase and Sale Agreement dated as of [ ] , 202[ ] (as amended, if applicable, the “Purchase Agreement”), pursuant to which Assignee agreed to purchase the Property from Assignor and Assignor agreed to sell the Property to Assignee, on the terms and conditions contained therein.
C.
Assignor desires to assign its interest as lessor in the Lease to Assignee, and Assignee desires to accept the assignment thereof, on the terms and conditions below.

ACCORDINGLY, the parties hereby agree as follows:

1.
Assignor hereby assigns to Assignee all of its right, title, and interest in and to the Lease, and Assignee hereby accepts such assignment and assumes all of the lessor’s obligations under the Lease arising from and after the date hereof.
2.
Assignor hereby transfers and assigns to Assignee all security deposits held by the Assignor relative to the Lease. Assignee covenants to hold and use such deposits in compliance with the Lease and applicable law and agrees to indemnify, defend and hold harmless Assignor from any and all damages, losses, costs, claims, liabilities, expenses, demands and obligations under or with respect to such deposits arising or accruing from and after the date hereof.
3.
In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the sole prevailing party’s costs and expenses of such dispute, including, without limitation, reasonable attorneys’ fees and costs.
4.
Any rental and other payments under the Lease shall be prorated between the parties as provided in the Purchase Agreement.
5.
Assignee agrees to indemnify, defend and hold harmless Assignor from any and all damages, losses, costs, claims, liabilities, expenses, demands and obligations under or with respect to the Lease arising or accruing from and after the date hereof. Assignor agrees to indemnify, defend and hold harmless Assignee from any and all damages, losses, costs, claims, liabilities, expenses, demands and obligations under or with respect to the Lease arising or accruing prior to the date hereof.
6.
This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Schedule 2 Page 1 of 6

7.
This Assignment shall be governed and construed in accordance with the laws of the State where the Property is located.
8.
This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. The undersigned hereby agree that an executed copy of this document transmitted by facsimile or sent by email as a .PDF file shall be deemed to be, and be treated as, an original document for all purposes, and it shall be considered to have the same binding legal effect as an original signature or original document.
9.
Assignor and Assignee hereby expressly acknowledge and affirm the limitations of liability of Assignor and Assignee and all other provisions of the Purchase Agreement.

Schedule 2 Page 2 of 6

written.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above

ASSIGNOR:

[SELLER ENTITY]

By: Name: Title:

Schedule 2 Page 3 of 6

Signature Page to Form Assignment and Assumption of Lease

ASSIGNEE:

[BUYER ENTITY],

By: Name: Title:

Schedule 2 Page 4 of 6

Signature Page to Form Assignment and Assumption of Lease

EXHIBIT “A” LEGAL DESCRIPTION

[Insert]

Schedule 2 Page 5 of 6

Exhibit “A” to Form Assignment and Assumption of Lease

SCHEDULE 1 LEASE

[Insert]

Schedule 2 Page 6 of 6

Schedule 1 to Form Assignment and Assumption of Lease